    As filed with the Securities and Exchange Commission on May 24, 2000
                             Registration No. 333-
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              __________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              __________________

                            VITRIA TECHNOLOGY, INC.
            (Exact name of registrant as specified in its charter)

                              __________________

       Delaware                                                 77-0386311
(State of Incorporation)   (Primary Standard Industrial      (I.R.S. Employer
                           (Classification Code Number)      Identification No.

                              __________________


                               945 Stewart Drive
                              Sunnyvale, CA 94086
                                (408) 212-2700
                   (Address of principal executive offices)

                              __________________

                          1999 Equity Incentive Plan
                         1998 Executive Incentive Plan
                           (Full title of the plans)

                                  JoMei Chang
                     President an Chief Executive Officer
                            Vitria Technology, Inc.
                               945 Stewart Drive
                          Sunnyvale, California 94086
                                (408) 212-2700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                              __________________

                                  Copies to:
                             Eric C. Jensen, Esq.
                              Cooley Godward llp
                              3000 El Camino Real
                          Palo Alto, California 94306
                                (650) 843-5000

                              __________________

CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                         Proposed Maximum     Proposed Maximum
     Title of Securities                                      Offering            Aggregate           Amount of
     to be Registered          Amount to be Registered   Price per Share (1)  Offering Price (1)   Registration Fee
----------------------------------------------------------------------------------------------------------------------
Stock Options and Common
 Stock (par value $.001)           8,027,628 shares           $35.8125            $287,489,428          $75,897
======================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of the Company's Common Stock on May 8, 2000 as reported on the Nasdaq National Market (pursuant to Rule 457(c) under the Act).

(2) This Registration Statement shall cover any additional shares of Common Stock which become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                   INCORPORATION BY REFERENCE OF CONTENTS OF
                REGISTRATION STATEMENT ON FORM S-8 NO. 333-91325

     The contents of Registration Statement on Form S-8 No. 333-91325 filed with the Securities and Exchange Commission on November 19, 1999 are incorporated by reference herein.

                                   EXHIBITS

   Exhibit
   Number                      Description

      4.1(1)   Amended and Restated Certificate of Incorporation of Registrant.

      4.2(1)   Amended and Restated Bylaws of Registrant.

      4.3(1)   Specimen Stock Certificate.

      4.4(1) Second Amended and Restated Investor Rights Agreement, date August 27,1996, between the Registrant and certain investors, as amended October 22, 1996.

         5.1   Opinion of Cooley Godward LLP

        23.1   Consent of PricewaterhouseCoopers LLP

        23.2   Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

        24.1   Power of Attorney. Reference is made to Signature Page.

     99.1(2)   1999 Equity Incentive Plan

     99.2(2)   1998 Executive Incentive Plan

     99.3(2)   1999 Employee Stock Purchase Plan

(1) Filed as an exhibit to the Form S-1 Registration Statement (No. 333-26843), as amended through the date hereof and incorporated herein by reference.

(2) Filed as an exhibit to the Form S-8 Registration Statement (No. 333-91325), and incorporated herein by reference.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on May 24, 2000.

                              Vitria Technology, Inc.

                              By: /s/ JoMei Chang, Ph.D.
                              --------------------------

                              JoMei Chang, Ph.D.
                              President and Chief Executive Officer



                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JoMei Chang, Ph.D. and Paul R. Auvil, III, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                     Title                                    Date
/s/ JoMei Chang, Ph.D.                   President, Chief Executive Officer and                May 24, 2000
---------------------------------
    JoMei Chang, Ph.D.                   Director (Principal Executive Officer)

/s/ Paul R. Auvil, III                  Vice President, Finance, Chief Financial               May 24, 2000
---------------------------------
    Paul R. Auvil, III                Officer and Secretary (Principal Financial and
                                                   Accounting Officer)

/s/ M. Dale Skeen, Ph.D.                        Chief Technology Officer                       May 24, 2000
---------------------------------
    M. Dale Skeen, Ph.D.                                Director

/s/ Robert M. Halperin                                  Director                               May 24, 2000
---------------------------------
    Robert M. Halperin

/s/ William H. Younger, Jr.                             Director                               May 24, 2000
---------------------------------
    William H. Younger, Jr.

/s/ John L. Walecka                                     Director                               May 24, 2000
---------------------------------
    John L. Walecka

EXHIBIT INDEX

  Exhibit
  Number                    Description

    4.1(1)  Amended and Restated Certificate of Incorporation of Registrant.

    4.2(1)  Amended and Restated Bylaws of Registrant.

    4.3(1)  Specimen Stock Certificate.

    4.4(1) Second Amended and Restated Investor Rights Agreement, date August 27,1996, between the Registrant and certain investors, as amended October 22, 1996.

    5.1     Opinion of Cooley Godward LLP

   23.1     Consent of PricewaterhouseCoopers LLP

   23.2     Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

   24.1     Power of Attorney. Reference is made to Signature Page.

   99.1(2)  1999 Equity Incentive Plan

   99.2(2)  1998 Executive Incentive Plan

   99.3(2)  1999 Employee Stock Purchase Plan

(1) Filed as an exhibit to the Form S-1 Registration Statement (No. 333-26843), as amended through the date hereof and incorporated herein by reference.

(2) Filed as an exhibit to the Form S-8 Registration Statement (No. 333-91325), and incorporated herein by reference.